Exhibit 10.24

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934.

Execution Copy

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (“Agreement”) is entered into by and between Ampio Pharmaceuticals, Inc., a Delaware corporation, with its principal place of business at 5445 DTC Parkway, Suite 925, Greenwood Village, Colorado 80111, USA (“Ampio”), and Valeant International (Barbados) SRL (formerly Biovail Laboratories International SRL), a society with restricted liability established under the laws of Barbados, with its principal place of business at Welches, Christ Church, Barbados, West Indies (“VIB”), as of December 2, 2011 (the “Effective Date”).

RECITALS

WHEREAS, DMI BioSciences, Inc. (“DMI”), a wholly-owned subsidiary of Ampio, and VIB were parties to a certain License and Development Agreement dated August 7, 2007, as amended (the “DMI-VIB License Agreement”) concerning, in part, the development and commercialization of tramadol for the treatment of premature ejaculation; and

WHEREAS, VIB has terminated the DMI-VIB License Agreement with DMI; and

WHEREAS, VIB is a party to a certain NDA Assignment and License Agreement by and between VIB and Ethypharm, a societe anonyme organized under the laws of France with its principal place of business at 194 Bureaux de la Colline, 92213 Saint-Cloud, France (“Ethypharm”), dated February 6, 2009 (the “NDA Agreement”); and

WHEREAS, VIB has certain rights in and to the Tramadol Product (as defined below); and

WHEREAS, Ampio wishes to have the NDA Agreement assigned to it and wishes to acquire VIB’s rights to the Tramadol Product and VIB is willing to assign the NDA Agreement to Ampio and sell to Ampio its rights to the Tramadol Product, all on the terms set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows.

ARTICLE 1

DEFINITIONS AND INTERPRETATION

1.1 Definitions. Capitalized terms and phrases used herein and not otherwise defined or modified hereinbelow shall have the respective meanings ascribed thereto in the Agreement.

“Active Ingredient” means the chemical compound known as (i) tramadol (base), (ii) any salt of tramadol, (iii) any metabolites, isomers, enantiomers, polymorphs or pro-drugs of tramadol or of any salt of tramadol, and (iv) any compounds obtained by forming or breaking a non-covalent bond with or of any of (i), (ii) or (iii) if such compounds retain the activity of tramadol.

“Additional Consideration” has the meaning set forth in Section 3.2 herein.

“Affiliate” of any Person means, at the time such determination is being made, any other Person Controlling, Controlled by or under common Control with such first Person, in each case, whether directly or indirectly. For the purposes of this definition, a Person will be deemed to “Control” another Person if such first Person has (a) direct or indirect ownership of more than fifty percent (50%) of the equity (or such lesser percentage which is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction) having the power to vote on or direct the affairs of such other Person, or (b) the power, directly or indirectly, to direct or cause the direction of the policies and management of the other Person, whether by the ownership of stock, by contract, or otherwise.

“Agreement” has the meaning set forth in the first paragraph above.

“Ampio” has the meaning set forth in the first paragraph above.

“Ampio Closing Certificate” has the meaning set forth in Section 4.3.2 herein.

“Ampio Closing Deliverables” has the meaning set forth in Section 4.3 herein.

“Ampio Indemnified Parties” has the meaning set forth in Section 8.2 herein.

“Ampio Product” means the oral rapid dissolve tablet formulation of the Active Ingredient, whether as the only active pharmaceutical ingredient or in combination with other active pharmaceutical ingredients, with an indication outside of the field of pain.

“Applicable Law” means applicable law (including common law and civil law), statutes, by-laws, rules, regulations, Orders, ordinances, protocols, codes, guidelines, treaties, policies, notices, directions, decrees, judgments, awards or requirements, in each case of any Governmental Entity.

“Assumed Liabilities” has the meaning set forth in Section 2.3 herein.

“Assumption Agreement” means an assumption agreement to be entered into by Ampio and VIB at Closing, substantially in the form of Exhibit A.

“Bill of Sale” means a bill of sale and assignment to be entered into by Ampio and VIB at Closing, substantially in the form of Exhibit B.

“Business Day” means any day other than a Saturday, Sunday or other day on which banks in the State of Colorado or in Barbados are permitted or required to close by any Applicable Law.

“Calendar Quarter” means the three-month period commencing January 1, April 1, July 1 or October 1.

“Closing” has the meaning set forth in Section 4.1 herein.

“Closing Date” has the meaning set forth in Section 4.1 herein.

“Closing Time” has the meaning set forth in Section 4.1 herein.

“Contract Assignment and Assumption Agreement” means the Contract Assignment and Assumption Agreement to be entered into by Ampio and VIB at Closing, with respect to the assignment by VIB, and assumption by Ampio, of the NDA Agreement, substantially in the form of Exhibit C.

“Control” or “Controlled” means that a right is owned, licensed, or otherwise possessed by a Party with the right to license or sub-license without consent.

“DMI” has the meaning set forth in the Recitals above.

“DMI-VIB License Agreement” has the meaning set forth in the Recitals above.

“Effective Date” has the meaning set forth in the first paragraph above.

“Ethypharm” has the meaning set forth in the Recitals.

“Ethypharm Consent” has the meaning set forth in Section 4.4.3 herein.

“Excluded Assets” has the meaning set forth in Section 2.2 herein.

“Governmental Entity” means governments, regulatory authorities, governmental departments, agencies, agents, commissions, bureaus, officials, ministers, Crown corporations, courts, bodies, boards, tribunals or dispute settlement panels or other law, rule or regulation-making organizations or entities.

“Indemnified Party” has the meaning set forth in Section 8.4.1 herein.

“Indemnifying Party” has the meaning set forth in Section 8.4.1 herein.

“Initial Consideration” has the meaning set forth in Section 3.1 herein.

“Know-How” means scientific, medical, technical, clinical, regulatory, manufacturing, trade and marketing information, data and materials, and trade secrets.

“Liabilities” means any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured, or determined or determinable, including those arising under any law, action or governmental order and those arising under any contract, agreement, arrangement, commitment or undertaking, or otherwise.

“Losses” means, collectively, any and all damages, losses, taxes, Liabilities, claims, judgments, penalties, costs and expenses (including reasonable attorneys’ fees and litigation expenses).

“NDA Agreement” has the meaning set forth in the Recitals above.

“Net Sales” means the amount of gross sales of Ampio Products in the Territory for a specified period sold by Ampio, its Affiliates or licensees or subcontractors to Third Parties less the following items as applicable to the Ampio Products, all in accordance with standard allocation procedures, allowance methodologies and accounting methods consistently applied in accordance with U.S. Generally Accepted Accounting Principles (“US GAAP”):

(i)	credits or allowances actually granted for damaged products, returns or rejections of product, price adjustments and billing errors;

(ii)	governmental and other rebates (or equivalents thereof) granted to managed health care organizations, pharmacy benefit managers (or equivalents thereof), federal, provincial, local and other governments, their agencies and purchasers, and reimbursers or to trade customers;

(iii)	normal and customary trade, cash and quantity discounts, allowances and credits;

(iv)	transportation costs, including insurance, for outbound freight related to delivery of the product to the extent included in the gross amount invoiced; and

(v)	sales taxes, value added taxes and other taxes directly applied to the sale of the product to the extent included in the gross amount invoiced.

In no event shall any particular amount, identified above, be deducted more than once in calculating Net Sales (i.e., no “double counting” of reductions). Sales of Ampio Product between Ampio and its Affiliates or licensees or subcontractors for resale shall be excluded from the computation of Net Sales, but the subsequent resale of such Ampio Product to a Third Party shall be included within the computation of Net Sales.

“Party” means either VIB or Ampio and “Parties” means both VIB and Ampio.

“Person” means any individual, sole proprietorship, partnership, firm, entity, unincorporated association, unincorporated syndicate, unincorporated organization, trust, body corporate, Governmental Entity, and where the context requires any of the foregoing when they are acting as trustee, executor, administrator or other legal representative.

“Product Liability Claims” means any product liability claims asserted or filed by Third Parties (without regard to their merit or lack thereof), seeking damages or equitable relief of any kind, relating to personal injury, wrongful death, medical expenses, an alleged need for medical monitoring, consumer fraud or other alleged economic losses, allegedly caused by the Ampio Product, and including claims by or on behalf of users of the Ampio Product (including spouses, family members and personal representatives of such users) relating to the use, sale, distribution or purchase of the Ampio Product sold by or on behalf of Ampio or its Affiliates, distributors or licensees.

“Purchased Assets” means all of VIB’s rights, title and interest in (i) the NDA Agreement, (ii) the Tramadol Know-How, and (iii) the Samples.

“Retained Liabilities” has the meaning set forth in Section 2.4 herein.

“Samples” means the tablets of [***] of the Tramadol Product used by VIB or its Affiliates in those [***] studies known to VIB as [***], in the amounts set out in and as otherwise described in the disposition reports attached as Schedule A to the Technology Transfer Plan.

“Technology Transfer Plan” means the technology transfer plan attached hereto as Exhibit E.

“Territory” means worldwide.

“Third Party” means any Person other than VIB or Ampio or their respective Affiliates.

“Third Party Claim” has the meaning set forth in Section 8.4.2 herein.

“Tramadol Know-How” means the Know-How Controlled by VIB as of the Closing Date (for purposes of clarity, including Affiliates of VIB) relating to the Tramadol Product, which Know-How is set out on the Technology Transfer Plan (including Tramadol Know-How identified as “essential” and “non-essential”), and all of VIB’s rights thereto.

“Tramadol Product” means the oral rapid dissolve tablet formulation of the Active Ingredient [***] developed by VIB for use in the indication of premature ejaculation.

“Transaction Documents” means: (i) the Assumption Agreement; (ii) the Contract Assignment and Assumption Agreement; (iii) the Bill of Sale; and (iv) other documents contemplated hereby and thereby.

“US GAAP” has the meaning set forth in the definition of “Net Sales” in Section 1.1 herein.

“VIB” has the meaning set forth in the first paragraph above.

“VIB Closing Certificate” has the meaning set forth in Section 4.4.2 herein.

“VIB Closing Deliverables” has the meaning set forth in Section 4.4 herein.

“VIB Indemnified Parties” has the meaning set forth in Section 8.3 herein.

*	Confidential Information, indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

1.2	Interpretation.

1.2.1	Including. When used in this Agreement, the words “include”, “includes” and “including” shall be deemed to be followed by the words “without limitation.”

1.2.2	Number. Any terms defined in the singular shall have a comparable meaning when used in the plural, and vice-versa.

1.2.3	Section References, Etc. All references to any introductory paragraph, recitals, Articles, Sections and Exhibits shall be deemed references to the introductory paragraph, recitals, Articles, Sections and Exhibits to this Agreement.

1.2.4	Gender. A reference to one gender shall include any other gender.

1.2.5	Headings. Headings of Articles and Sections are inserted for convenience of reference only and do not affect the construction or interpretation of this Agreement.

1.2.6	No Strict Construction. The language used in this Agreement is the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party.

1.2.7	Statutes. A reference to a statute includes all regulations and rules made pursuant to such statute and, unless otherwise specified, the provisions of any statute, regulation or rule which amends, supplements or supersedes any such statute, regulation or rule.

1.2.8	Time Periods. Unless otherwise specified, time periods within or following which any payment is to be made or act is to be done shall be calculated by excluding the day on which the period commences and including the day on which the period ends and by extending the period to the next Business Day following if the last day of the period is not a Business Day.

1.3     Currency. All currency amounts referred to in this Agreement are in United States Dollars unless otherwise specified.

ARTICLE 2

PURCHASE AND SALE

2.1     Sale of the Purchased Assets. Subject to the provisions of this Agreement, VIB shall, on the Closing Date, sell, assign, convey, transfer and deliver to Ampio, and Ampio shall purchase, acquire and accept, all right, title and interest of VIB in the Purchased Assets.

2.2     Excluded Assets. Purchaser and Seller expressly agree and acknowledge that the Purchased Assets shall not include any other asset, property or right of Seller not referenced in the definition of “Purchased Assets” set forth in Section 1.1 (collectively, the “Excluded Assets”).

2.3     Assumption of Certain Liabilities and Obligations. As of the Closing Date, Ampio shall assume control of, and responsibility for, all costs, obligations and Liabilities arising from or related to the Purchased Assets that relate to the period on or following the Closing (“Assumed Liabilities”). For greater certainty, the Assumed Liabilities shall include all of VIB’s liabilities and obligations under the NDA Agreement and Ampio agrees to be responsible for the full performance and discharge of all of VIB’s obligations, duties and responsibilities under the NDA Agreement, in each case arising from and after the Closing Date.

2.4     Retained Liabilities. VIB shall retain and shall be fully responsible for all costs, obligations and Liabilities arising from or related to (i) the Purchased Assets that relate to the period prior to the Closing, (ii) the Samples and Tramadol Know-How until such time they are transferred to Ampio, and (iii) the Excluded Assets (collectively, the “Retained Liabilities”). For greater certainty, the Retained Liabilities shall include any Liabilities and obligations of VIB under the NDA Agreement that relate to the period prior to the Closing Date, regardless of when such Liabilities arise.

2.5     Assignment and Assumption of the NDA Agreement. As of the Closing Date and subject to receipt of the Ethypharm consent, VIB shall assign and Ampio shall assume the NDA Agreement; provided however that Ampio shall assume only those Liabilities and obligations under the NDA Agreement that relate to the period commencing on the Closing Date. The Parties agree and acknowledge that the assignment of the NDA Agreement requires the consent of Ethypharm and that the receipt of such Ethypharm Consent is a condition of Closing that must be waived by both Parties for the Closing to occur if such Ethypharm Consent is not received from Ethypharm. Ampio shall assist and cooperate with VIB in connection with the obtaining of the Ethypharm Consent. The Parties acknowledge and agree that neither Party shall be required to pay money to Ethypharm or any other Person, commence litigation or offer or grant any accommodation (financial or otherwise) to Ethypharm or any other Person in connection with such efforts.

2.6     Samples. The Samples, which form part of the Purchased Assets, shall be sold and transferred to Ampio on an “as is, where is” basis and VIB shall provide no representations or warranties with respect to the Samples, including as to fitness for use, except as specifically set forth herein.

ARTICLE 3

PURCHASE PRICE

3.1     Initial Consideration. As consideration, in part, for the Purchased Assets, Ampio shall pay to VIB, in the aggregate, Two Million US Dollars (US$2,000,000) (the “Initial Consideration”), which amount shall be non-refundable and non-creditable against other payments due under this Agreement and which amount shall be payable within five (5) calendar days of the date on which VIB has completed the transfer to Ampio of the Samples and the Tramadol Know-How identified as “essential” in the Technology Transfer Plan, in accordance with the terms of this Agreement.

3.2     Additional Consideration. As additional consideration for the Purchased Assets, Ampio shall pay to VIB additional amounts equal to [***] of the aggregate annual Net Sales of any Ampio Product (the “Additional Consideration”). The Additional Consideration shall be paid on a quarterly basis, within thirty (30) days of the end of the applicable Calendar Quarter. Within thirty (30) days after the end of each Calendar Quarter during which there are Net Sales, Ampio shall deliver a report to VIB specifying the Net Sales of the Ampio Product for the applicable Calendar Quarter. Together with the delivery of such report, Ampio shall pay to VIB the Additional Consideration applicable to such Calendar Quarter.

3.3     Transfer Taxes and Withholding. Despite any other provision contained in this Agreement to the contrary, in respect of the purchase and sale of the Purchased Assets under this Agreement, each Party shall pay direct to the appropriate Governmental Entity all sales and transfer taxes, registration charges and transfer fees payable by it. All taxes levied on account of the payments accruing to VIB under this Agreement shall be paid by VIB for its own account, including taxes levied thereon as income to VIB. If Applicable Law requires that taxes be deducted and withheld from a payment, the remitting Party shall (i) deduct those taxes from the payment; (ii) pay the taxes to the proper taxing authority; (iii) send evidence of the obligation together with proof of payment to the other Party within sixty (60) days following that payment; and (iv) shall provide such assistance as the other Party may reasonably require in obtaining any refund of such amounts to which the other Party may be entitled, to the extent that such assistance does not cause the remitting Party to incur any liability in respect of the taxes asserted to be due.

3.4     Mode of Payment. Each Party shall pay all amounts due under this Agreement in US funds by bank wire transfer in immediately available funds to such bank as the other may direct in writing from time to time.

3.5     Late Payments. In the event that any uncontested payment due under this Agreement is not made when due, the payment shall accrue interest from the date due at a rate per annum equal to four per cent (4%) above the U.S. Prime Rate (as set forth in the Wall Street Journal, Eastern Edition) for the date on which payment was due, calculated daily on the basis of a 365-day year, or similar reputable data source; provided that, in no event shall such rate exceed the maximum interest rate allowable under Applicable Law.

3.6     Records. Ampio shall keep, and require its Affiliates, licensees and distributors to keep, a true and accurate account of the Ampio Product distributed or sold in the Territory. Such books and records shall be kept for such period of time required by Applicable Law, but no less than at least three (3) years following the end of the Calendar Quarter to which they pertain.

3.7	Audit Rights.

3.7.1	VIB shall have the right, through a certified public accountant or like person reasonably acceptable to Ampio, upon execution of a reasonable confidentiality agreement, to examine the records of Ampio, or its Affiliates or, if Ampio has the right, its licensees or

*	Confidential Information, indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

subcontractors, during regular business hours upon reasonable notice and for one (1) calendar year after its termination; provided, however, that: (a) such examination shall not take place more often than once a calendar year and shall not cover such records for more than the preceding calendar year, and (b) such accountant shall report to VIB only as to the accuracy of the reports or payments of Additional Consideration provided or made by Ampio under this Agreement. The accountant shall send a copy of the report to Ampio at the same time it is sent to VIB.

3.7.2     In negotiating any agreements or contracts with its licensees and subcontractors of Ampio Products hereunder, Ampio shall use its commercially reasonable efforts to include a provision permitting VIB to conduct an audit of each such licensee or subcontractor in the manner described in Section 3.7.1 above. If Ampio is unable to successfully negotiate the inclusion of such a provision, then Ampio agrees that, on request from VIB, it will conduct an audit, in accordance with the terms of Ampio’s contract or agreement with such licensee or subcontractor, of such licensee’s or subcontractor’s books and records to the extent they relate to the sale of an Ampio Product and shall provide the results of such audit to VIB, to the extent permitted under the terms of any such contract or agreement with such licensee or subcontractor.

3.7.3     Inspections conducted under this Section 3.7 shall be at the expense of VIB, unless a variation or error producing an underpayment in amounts payable by Ampio to VIB as Additional Consideration exceeding an amount equal to five per cent (5%) of the amount paid for a period covered by the inspection is established, in which case all reasonable costs relating to the inspection for such period and any unpaid amounts that are discovered shall be paid by Ampio.

ARTICLE 4

THE CLOSING

4.1     Closing Date. Upon the terms and subject to the conditions of this Agreement, the closing of the Agreement and the transfer of the Purchased Assets and rights pursuant to this Agreement (the “Closing”) shall be held at 8:00 a.m. (ET) or such other time as the Parties may mutually agree in writing (the “Closing Time”) on the second (2nd) Business Day immediately following the receipt of the Ethypharm Consent executed on behalf of Ethypharm, or such other date as the Parties may mutually agree in writing (the “Closing Date”). Notwithstanding the foregoing, the Closing shall be deemed to occur at 12:01 a.m. ET on the Closing Date.

4.2     Place of Closing. The Closing shall take place at the offices of VIB located at Welches, Christ Church, Barbados, or at such other place or method as may be agreed upon by the Parties.

4.3     Closing Deliverables by Ampio. At the Closing, subject to the terms and conditions set forth herein, Ampio shall do or otherwise cause each of the following to occur (collectively, the “Ampio Closing Deliverables”):

4.3.1	Deliver to VIB duly executed copies of the Transaction Documents to which it is a party; and

4.3.2	Deliver to VIB a certificate executed by a duly authorized officer of Ampio dated the Closing Date, certifying that the representations and warranties of Ampio set forth in this Agreement and the Transaction Documents are true and correct in all material respects as of the Closing Date, except to the extent such representations and warranties relate to an earlier date (in which case such representations and warranties will be true and correct as of such earlier date) (the “Ampio Closing Certificate”).

4.4     Closing Deliverables by VIB. At the Closing, subject to the terms and conditions set forth herein, VIB shall do or otherwise cause each of the following to occur (collectively, the “VIB Closing Deliverables”):

4.4.1	Deliver to Ampio duly executed copies of the Transaction Documents to which it is a party;

4.4.2	Deliver to Ampio a certificate executed by a duly authorized officer of VIB dated the Closing Date, certifying that the representations and warranties of VIB set forth in this Agreement and the Transaction Documents are true and correct in all material respects as of the Closing Date, except to the extent such representations and warranties relate to an earlier date (in which case such representations and warranties will be true and correct as of such earlier date) (the “VIB Closing Certificate”); and

4.4.3	Deliver to Ampio a duly executed consent from Ethypharm to the assignment by VIB to Ampio of the NDA Agreement, in a form substantially similar to the consent attached hereto as Exhibit D (the “Ethypharm Consent”).

ARTICLE 5

COVENANTS

5.1     Further Assurances. VIB hereby agrees that it will promptly do all such acts and execute all such further documents, conveyances, deeds, assignments, transfers, licenses, and the like, and will cause the doing of all such acts on its own behalf and by each of its Affiliates and will cause the execution of all such further documents on its own behalf and by each of its Affiliates as are within its power as Ampio may from time to time reasonably request be done and/or executed in order to consummate the transactions contemplated under this Agreement, as may be necessary or desirable to effect the purposes of this Agreement, or as may be appropriate to more effectively carry out and vest in Ampio the grant of rights and licenses intended to be made under this Agreement.

5.2     Technology Transfer. No later than sixty (60) days after the Closing Date, VIB shall use commercially reasonable efforts to make available to Ampio the Tramadol Know-How (or copies thereof) identified as “essential” in the Technology Transfer Plan. The Parties agree that, if VIB is unable to make available to Ampio all of the Tramadol Know-How identified as “essential” in the Technology Transfer Plan within such sixty (60) day period, then the Parties shall meet to discuss, in good faith, alternate arrangements for the transfer of such Tramadol Know-How. In addition, during such sixty (60) day period, VIB shall use commercially reasonable efforts to transfer to Ampio any Tramadol Know-How (or copies thereof) identified as “non-essential” in the Technology Transfer Plan; provided however that Ampio agrees and acknowledges that certain of such “non-essential” Tramadol Know-How may not be easily obtainable by or on behalf of VIB and that, provided that VIB complies with its obligations under this Section 5.2, that it is not required to provide to Ampio copies of all of such “non-essential” Tramadol Know-How and that if VIB fails to transfer all of such “non-essential” Tramadol Know-How to Ampio that it shall not in any way prevent, delay or otherwise impact the payment by Ampio of the Initial Consideration to VIB. Ampio shall reimburse VIB for its reasonable costs of complying with such Technology Transfer Plan; provided VIB informs Ampio and obtains Ampio’s approval prior to incurring such costs. For the purposes of this Section 5.2, “commercially reasonable efforts” shall include VIB making a request of its third party service providers and suppliers (including suppliers of raw materials), engaged in connection with the [***] studies known to VIB as [***], to provide copies of any Tramadol Know-How in their possession.

5.3     Technology Transfer Assistance from Ampio. Ampio agrees to provide reasonable assistance to VIB in connection with the transfer of the Tramadol Know-How to Ampio, including by making available certain representatives of Ampio to assist VIB in conducting searches of certain materials located at the VIB facilities.

5.4     NDA Agreement. No later than the earlier of (i) five (5) Business Days prior to the Closing and (ii) VIB obtaining an Ethypharm Consent executed on behalf of Ethypharm, VIB shall provide Ampio with a complete, unredacted copy of the NDA Agreement.

5.5     Samples. Within thirty (30) days of Closing, VIB shall deliver the Samples to Ampio, as instructed by Ampio. Ampio shall be responsible for all reasonable costs of VIB in delivering such Samples to Ampio or the facilities designated by Ampio.

5.6     Confidentiality. VIB undertakes with Ampio, and Ampio undertakes with VIB, to keep confidential (except as expressly provided in this Agreement) at all times after the Closing Date, and not directly or indirectly reveal, disclose or use for its own or any other purposes unrelated to its performance or the enforcement of its rights hereunder, any confidential information received or obtained as a result of entering into or performing, or supplied by or on behalf of a Party in the negotiations leading to, this Agreement and which relates to: (i) the negotiations relating to this Agreement; or (ii) the subject matter and/or provisions of this Agreement. The prohibition in this Section 5.6 does not apply if: (i) the information was in the public domain before it was furnished to the relevant Party or, after it was furnished to that Party, entered the public domain otherwise than as a result of (x) a breach by that Party of this Section 5.6 or any other confidentiality agreement which that Party is bound or (y) a breach of a confidentiality obligation by the disclosure by a Third Party where the breach was previously known to that Party; or (ii) disclosure is necessary in order to comply with Applicable Law, provided that any such information discloseable pursuant to this Section 5.6 shall be disclosed only to the extent required by Applicable Law and, unless such consultation is prohibited by Applicable Law or is not reasonably practicable, only after consultation with VIB or Ampio (as the case may be). The Parties acknowledge and agree that Ampio shall be entitled to disclose this Agreement in its

*	Confidential Information, indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

filings with the United States Securities and Exchange Commission; provided however that, no less than five (5) Business Days prior to the filing of this Agreement with the United States Securities and Exchange Commission, Ampio provides VIB with a copy of the Agreement to be filed, including any proposed redactions to the provisions of such Agreement, and Ampio will consider, acting reasonably, the inclusion in such filing of any additional redactions to the provisions of the Agreement that VIB reasonably requests.

5.7     Interim Covenants. From and after the date hereof and until the Closing, except (i) as otherwise expressly contemplated by this Agreement or (ii) as permitted by the prior written consent of Ampio, (a) VIB will pay or perform all obligations relating to the NDA Agreement as they become due and owing in the ordinary course of business, (b) VIB will not take (or omit to take) any action or enter into any transaction which, if effected before the date of this Agreement, would constitute a breach of the representations, warranties or agreements of VIB contained in this Agreement; and (c) VIB will not take (or omit to take) any action or enter into any transaction which would prevent or delay the consummation of the transactions contemplated under this Agreement.

5.8     Covenant Not To Sue. Notwithstanding anything to the contrary contained in this Agreement, from and after the Closing, VIB shall not, and shall cause its Affiliates not to, sue or bring an action or proceeding seeking to enforce any intellectual property rights to prevent or restrict Ampio or its Affiliates, licensees or subcontractors (i) from developing, manufacturing, importing, using, marketing, commercializing, distributing, or selling Tramadol Products anywhere in the world, (ii) from developing, manufacturing, importing, using, marketing, commercializing, distributing, or selling an Ampio Product with the Active Ingredient as the sole active ingrendient and for use in the indication of premature ejaculation anywhere in the world or (iii) from using, utilizing or otherwise exploiting the Tramadol Know-How or other Purchased Assets, and the rights, titles and interests thereto and therein, in connection with the development, manufacture, importation, use, marketing, commercialization, distribution, or sale of an Ampio Product anywhere in the world; provided however that this Section 5.8 shall not operate to prevent VIB from bringing any claims for indemnification against Ampio that it is entitled to bring pursuant to Article 8.

5.9     Regulatory or Governmental Audits. The Parties agree that each shall cooperate with respect to any audit or inspection by Governmental Entity regarding the Tramadol Product or the Ampio Product, as the case may be. In particular, each Party shall grant access to such Governmental Entity to the books and records related to the Tramadol Products, in the case of VIB, and related to the Ampio Products, in the case of Ampio, in each case in such Parties’ possession or control for the purposes of such audit or inspection.

5.10     No Other Ongoing Obligations of VIB. Ampio acknowledges that, except as expressly set out herein, VIB shall have no responsibilities or obligations with respect to the development, registration, marketing, distribution, manufacturing and sale of the Ampio Product.

ARTICLE 6

REPRESENTATIONS AND WARRANTIES OF VIB

6.1	VIB hereby represents and warrants to Ampio as follows:

6.1.1	Organization; Good Standing. VIB is a society with restricted liability, duly organized, validly existing and in good standing under the laws of Barbados and is in good standing in every jurisdiction where the nature of the business conducted by it makes such qualification necessary, except where the failure to so qualify or be in good standing would not have a material adverse effect on VIB or its ability to perform its obligations hereunder.

6.1.2	Authority; Execution and Delivery. VIB has the requisite power and authority to enter into the Agreement and the Transaction Documents and to consummate the transactions contemplated hereby. The execution and delivery of the Agreement and the Transaction Documents by VIB and the consummation of the transactions contemplated hereby have been duly and validly authorized. The Agreement has been duly executed and delivered by VIB and, assuming the due authorization, execution and delivery of the Agreement by Ampio, constitutes the legal, valid and binding obligation of such entity, enforceable against it in accordance with its terms, subject to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

6.1.3	Consents; No Violation, Etc. The execution and delivery of the Agreement do not, and the consummation of the transactions contemplated hereby and the compliance with the terms hereof will not (a) violate any Applicable Law applicable to VIB in the Territory, (b) conflict with any provision of the certificate of organization or by-laws of VIB, or (c) conflict with any material agreement to which VIB is a party or by which it is otherwise bound or (d) require any approval, authorization, consent, license, exemption, filing or registration with any court, arbitrator or Governmental Entity.

6.1.4	Purchased Assets. VIB has good and valid title to all of the Purchased Assets, free and clear of any mortgage, charge, lien, security interest, easement, right of way, pledge or encumbrance of any nature whatsoever.

6.1.5	NDA Agreement. The NDA Agreement is in full force and effect and constitutes a legal, valid and binding agreement of VIB and Ethypharm, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies. VIB has not received written notice that it is in default under, or in breach of, the NDA Agreement. To the Knowledge of VIB, Ethypharm is not in default under, or in breach of, the NDA Agreement. VIB has the right to assign the NDA Agreement, subject to obtaining the Ethypharm Consent.

6.1.6	Litigation. There is no suit, claim, action, investigation or proceeding pending against VIB or, to the actual knowledge of VIB, threatened against VIB that relates to the subject matter of this Agreement or the transactions contemplated hereby, which (a) if adversely determined, would result in a material adverse effect on the assets, rights and licenses being transferred hereby, taken as a whole, or (b) challenges or seeks to prevent or enjoin the transactions contemplated by the Agreement.

6.1.7	Samples. The Samples were part of one or more batches of Tramadol Product manufactured by or on behalf of VIB and used by VIB in clinical trials [***]. The Samples have been stored by VIB under substantially the same conditions as those under which VIB stores clinical trial material for its own clinical trials.

6.2     Limited Warranty. Except as expressly set forth in this Agreement and the NDA Agreement, the Purchased Assets are provided by VIB without warranty of merchantability or fitness for a particular purpose or any other warranty of any kind, express or implied. Except for the express representations and warranties contained in this Agreement, VIB does not make any representations or warranties whatsoever. Additionally, VIB makes no express or implied representations or warranties that the Purchased Assets will not infringe any patent, copyright, trademark or other rights.

ARTICLE 7

REPRESENTATIONS AND WARRANTIES OF AMPIO

7.1	Ampio hereby represents and warrants to VIB as follows:

7.1.1	Organization; Good Standing. Ampio is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is in good standing in every jurisdiction where the nature of the business conducted by it makes such qualification necessary, except where the failure to so qualify or be in good standing would not have a material adverse effect on Ampio or its ability to perform its obligations hereunder.

7.1.2	Authority; Execution and Delivery. Ampio has the requisite corporate power and authority to enter into the Agreement and the Transaction Documents and to consummate the transactions contemplated hereby. The execution and delivery of the Agreement and the Transaction Documents by Ampio and the consummation of the transactions contemplated hereby have been duly and validly authorized. The Agreement has been duly executed and delivered by Ampio and, assuming the due authorization, execution and delivery of the Agreement by VIB, constitutes the legal, valid and binding obligation of Ampio, enforceable against Ampio in accordance with its terms, subject to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

7.1.3	Consents; No Violations, Etc. The execution and delivery of the Agreement do not, and the consummation of the transactions contemplated hereby and the compliance with the terms hereof will not (a) violate any Applicable Law applicable to Ampio, (b) conflict with any provision of the articles of incorporation or bylaws of Ampio, (c) conflict with any material agreement to which Ampio is a party or by which it is otherwise bound or (d) require any approval, authorization, consent, license, exemption, filing or registration with any court, arbitrator or Governmental Entity.

*	Confidential Information, indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

7.1.4	Litigation. There is no suit, claim, action, investigation or proceeding pending against Ampio or, to the actual knowledge of Ampio, threatened against Ampio, that challenges or seeks to prevent or enjoin the transactions contemplated by the Agreement.

ARTICLE 8

SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

8.1     Survival. All representations and warranties of VIB and Ampio contained herein or made pursuant hereto shall survive the Effective Date for a period of twelve (12) months after the Effective Date. The covenants and agreements of the Parties contained in the Agreement shall survive and remain in full force for the applicable periods described therein or, if no such period is specified, for twelve (12) months after the Effective Date. Any right of indemnification pursuant to Article 8 hereof with respect to a claimed breach of a (a) representation or warranty shall expire at the date of termination of the representation or warranty claimed to be breached, and (b) covenant shall expire one (1) year after the date of termination of the covenant claimed to be breached, unless in both cases on or prior to such date the Party from whom indemnification is sought shall have received notice in accordance with the provisions of Section 8.4 hereof. The provisions of this Section 8.1 shall survive for so long as any other Section of the Agreement shall survive.

8.2     Indemnification by VIB. VIB hereby agrees to indemnify Ampio and its Affiliates and their respective officers, directors and employees (the “Ampio Indemnified Parties”) against, and agrees to hold them harmless from, any Loss to the extent such Loss arises from or in connection with (i) any breach by or on behalf of VIB of any representation or warranty contained in the Agreement, (ii) any breach by or on behalf of VIB of any of its covenants contained in the Agreement, (iii) the negligence or willful misconduct of VIB or VIB’s Affiliates, or (iv) the Retained Liabilities; except, in each case, to the extent that such Losses are attributable to any of the matters for which Ampio is required to indemnify the VIB Indemnified Parties pursuant to Section 8.3.

8.3     Indemnification by Ampio. Ampio hereby agrees to indemnify VIB and its Affiliates and their respective officers, directors and employees (the “VIB Indemnified Parties”) against, and agrees to hold them harmless from, any Loss to the extent such Loss arises from or in connection with (i) any breach by or on behalf of Ampio of any representation or warranty contained in the Agreement, (ii) any breach by or on behalf of Ampio of any covenant contained in the Agreement, (iii) the negligence or willful misconduct of Ampio or Ampio’s Affiliates, (iv) the development, manufacture, distribution, marketing, sale or use of the Ampio Product on or after the Closing Date, (v) any Product Liability Claims or other claims asserted by Third Parties related to the Ampio Product, except to the extent such other claims arise from events, acts or omissions occurring prior to the Closing Date, or (vi) the Assumed Liabilities; except, in each case, to the extent that such Losses are attributable to any of the matters for which VIB is required to indemnify the Ampio Indemnified Parties pursuant to Section 8.2.

8.4	Procedure.

8.4.1	Indemnification Process Generally. In order for an indemnified party under this Article 8 (an “Indemnified Party”) to be entitled to any indemnification provided for under the Agreement, such Indemnified Party shall, promptly following the discovery of the matters giving rise to any Loss, notify the indemnifying party under this Article 8 (the “Indemnifying Party”) in writing of its claim for indemnification for such Loss, specifying in reasonable detail the nature of such Loss and the amount of the liability estimated to accrue therefrom; provided, however, that failure to give such prompt notification shall not affect the indemnification provided hereunder except to the extent the Indemnifying Party shall have been actually prejudiced as a result of such failure (except that the Indemnifying Party shall not be liable for any expenses incurred during the period in which the Indemnified Party failed to give such notice). Thereafter, the Indemnified Party shall deliver to the Indemnifying Party, within five (5) Business Days after the Indemnified Party’s receipt of such request, all information and documentation reasonably requested by the Indemnifying Party with respect to such Loss.

8.4.2

Third Party Claims. If the indemnification sought pursuant hereto involves a claim made by a Third Party against the Indemnified Party (a “Third Party Claim”), the Indemnifying Party shall be entitled to participate in the defense of such Third Party Claim and, if it so chooses, to assume the defense of such Third Party Claim with counsel selected by the Indemnifying Party. Should the Indemnifying Party so elect to assume the defense of a Third Party Claim, the Indemnifying Party shall not be liable to the Indemnified Party for any legal expenses subsequently incurred by the Indemnified Party in connection with the defense thereof. If the Indemnifying Party assumes such defense, the Indemnified Party shall have the right to be represented in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Party, it being understood that the Indemnifying Party shall control such defense. The Indemnifying Party shall be liable for the reasonable fees and expenses of counsel employed by the Indemnified Party for any period during which the Indemnifying Party has not assumed the defense thereof (other than during any period in which the Indemnified Party shall have failed to give notice of the Third Party Claim as provided above). If the Indemnifying Party chooses to defend or prosecute a Third Party Claim, the other party hereto shall cooperate in the defense or prosecution thereof. Such cooperation shall include the retention and (upon the Indemnifying Party’s request) the provision to the Indemnifying Party of records and information which are reasonably relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. If the Indemnifying Party chooses to defend or prosecute any Third Party Claim, the Indemnified Party will agree to any settlement, compromise or discharge of such Third Party Claim which the Indemnifying Party may recommend and which by its terms (i) obligates the Indemnifying Party to pay the full amount of the liability in connection with such Third Party Claim, (ii) includes a full release in favor of the Indemnified Party with respect to the Third Party Claim, does not include any admission of liability and contains reasonable provisions maintaining the confidentiality of the settlement, compromise or discharge, and (iii) does not impair the rights of the Indemnified Party. Whether or not the Indemnifying Party shall have assumed the defense of a Third Party Claim, the Indemnified Party shall not admit any liability with respect to, or settle, compromise or discharge, such Third Party Claim without the Indemnifying Party’s prior written consent, which will not be unreasonably withheld or delayed.

8.5	Certain Limitations on Indemnification.

8.5.1	Indirect Damages. IN NO EVENT SHALL ANY PARTY, ITS DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR AFFILIATES BE LIABLE TO THE OTHER PARTIES FOR ANY INDIRECT, INCIDENTAL, SPECIAL, EXEMPLARY OR CONSEQUENTIAL DAMAGES, WHETHER BASED UPON A CLAIM OR ACTION OF CONTRACT, WARRANTY, NEGLIGENCE, STRICT LIABILITY OR OTHER TORT, OR OTHERWISE, ARISING OUT OF THIS AGREEMENT; provided that such limitation on liability shall not apply to Third Party Claims, as such damages shall be deemed direct damages notwithstanding the characterization of such damages in the underlying Third Party Claim.

8.5.2	Notwithstanding anything to the contrary contained herein, in no event shall the aggregate indemnification to paid by VIB hereunder exceed the aggregate amount of Initial Consideration and Additional Consideration actually paid by Ampio to VIB at such time.

ARTICLE 9

TERMINATION

9.1     Termination by Ampio. Following the good faith discussions described in Section 5.2, if VIB has failed to transfer to Ampio all of the Tramdaol Know-How identified as “essential” in the Technology Transfer Plan within sixty (60) days of the Effective Date (or such longer period as agreed to by the Parties) and the Parties have not agreed to alternate arrangements with respect to the transfer of the Tramadol Know-How, then Ampio shall have the right to terminate this Agreement in accordance with Section 9.3. If Ampio so terminates, then it shall have no obligation to pay to VIB the Initial Consideration or the Additional Consideration.

9.2     Termination by VIB. If Ampio has failed to pay to VIB the Initial Consideration when due, VIB shall have the right to terminate this Agreement in accordance with Section 9.3. If VIB so terminates, then Ampio shall have no obligation to pay to VIB the Initial Consideration or the Additional Consideration.

9.3     Effect of Termination by VIB. In the event of a termination of this Agreement by Ampio or VIB pursuant to Section 9.1 or 9.2, respectively, Ampio shall assign, convey, transfer and deliver all right, title and interest in the Purchased Assets sold, assigned, transferred and conveyed by VIB to Ampio pursuant to Section 2.1 of this Agreement and Ampio undertakes to:

9.3.1	return to VIB, within thirty (30) days of the effective date of termination, all documents and data containing Confidential Information of VIB disclosed by Ampio;

9.3.2	return to VIB, within thirty (30) days of the effective date of termination, all documents, materials, information and data containing or constituting Tramadol Know-How;

9.3.3	cease utilizing the Purchased Assets anywhere in the Territory;

9.3.4	assign the NDA Agreement to VIB or VIB’s designee, as instructed by VIB; and

9.3.5	destroy or return, at the discretion of VIB, any and all remaining Samples held by or in the possession or control of Ampio or its Affiliates or sublicensees or subcontractors and, within thirty (30) days of the effective date of termination, provide a certificate to VIB certifying to such destruction or return.

With respect to the assignment of the NDA Agreement from Ampio to VIB pursuant to Section 9.3.4, pending receipt of the consent of Ethypharm to such assignment, the Parties shall cooperate with each other in any mutually agreeable, reasonable and lawful arrangements designed to provide to VIB the benefits of use of the NDA Agreement that it would have obtained had the NDA Agreement been assigned to VIB at the effective date of termination of this Agreement. As of the effective date of the termination of the Agreement and until the NDA Agreement has been assigned to VIB, Ampio shall not take any action under the NDA Agreement without obtaining the prior written consent of VIB and shall take all reasonable actions at VIB’s cost in relation to the NDA Agreement requested by VIB. If any such consent cannot be obtained within ninety (90) days of the effective date of the termination, Ampio shall use its commercially reasonable efforts to obtain for VIB substantially all of the practical benefit and burden of the NDA Agreement, including by entering into appropriate and reasonable alternative arrangements on terms mutually agreeable to VIB and Ampio.

9.4     Survival. If Ampio or VIB terminates this Agreement pursuant to Section 9.1 or 9.2, the following provisions of this Agreement shall survive: Sections 5.6 and 9.3, this Section 9.4 and Articles 6, 7, 8 and 10. In any event, termination of this Agreement shall not relieve the Parties of any liability which accrued hereunder prior to the effective date of such termination.

ARTICLE 10

MISCELLANEOUS

10.1     Notices. All notices or other communications hereunder shall be deemed to have been duly given and made if in writing and if served by personal delivery upon the party for whom it is intended, delivered by registered or certified mail, return receipt requested, or by a national overnight courier service, or sent by facsimile, to the Person at the address or facsimile number set forth below, or such other address as may be designated in writing hereafter, in the same manner, by such Person:

To VIB:

        Valeant International (Barbados) SRL

        Welches Christ Church

        Barbados, BB17154

        Facsimile: (246) 420-1532

        Attention: President

To Ampio:

        Ampio Pharmaceuticals, Inc.

        5445 DTC Parkway, Suite 925

        Greenwood Village, Colorado 80111

        Facsimile: 720-437-6501

        Attention: Chief Executive Officer

With a required copy to:

        Goodwin Procter LLP

        Exchange Place

        53 State Street

        Boston, Massachusetts 02109

        Attention: Lawrence Wittenberg, Esq.

        Facsimile: 617-523-1231

All notices and other communications under this Agreement shall be deemed to have been received (i) when delivered by hand, if personally delivered, (ii) three (3) Business Days after being delivered by registered or certified mail, return receipt requested, (iii) one (1) Business Day after being delivered to a national overnight courier service or (iv) on the date of receipt, if sent by facsimile.

10.2     Amendment; Waiver. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed (i) in the case of an amendment, by VIB and Ampio, and (ii) in the case of a waiver, by the Party against whom the waiver is to be effective. No failure or delay by either Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

10.3     Assignment. The terms and provisions of this Agreement shall inure to the benefit of, and be binding upon, the Parties and their respective successors and permitted assigns. Neither Party shall assign or otherwise transfer this Agreement or its rights and obligations thereunder without the prior written consent of the other Party, provided that no such consent shall be required in connection with an assignment or transfer upon a sale of all or substantially all of the assets of the Party to a Third Party. In addition, either Party may, on notice to the other Party, assign, sublicense, subcontract or delegate all or any of its rights and obligations under this Agreement to an Affiliate, so long as the assigning or transferring Party remains fully responsible for the performance of its Affiliate.

10.4     Entire Agreement. This Agreement, together with the Transaction Document, contains the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters.

10.5     Public Disclosure. Notwithstanding anything herein to the contrary, each Party hereby agrees with the other Party, except as may be required to comply with the requirements of any Applicable Law or the rules and regulations of each stock exchange upon which the securities of such Party are listed, if any, (in which case such Party shall notify without delay the other Party and provide the other Party with a copy of the contemplated disclosure prior to submission or release, as the case may be, unless notifying is impracticable due to circumstances beyond such Party’s control) that no press release or similar public announcement or communication shall, at any time, be made by it or caused to be made by it concerning the execution or performance of this Agreement unless it shall have consulted the other Party in advance with respect thereto and such other Party consents in writing to such release, announcement or communication.

10.6     Expenses. Except as otherwise provided in this Agreement, whether or not the Closing takes place, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such costs and expenses.

10.7     Governing Law; Jurisdiction; No Jury Trial. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to any conflicts of law principles thereof to the extent such principles would permit or require the application of the laws of another jurisdiction. The Parties consent to the exclusive jurisdiction of the Federal and State courts located in New York City, New York. Each of the Parties (i) consents to the jurisdiction of each such court in any such suit, action or proceeding, (ii) waives any objection that it may have to the laying of venue in any such suit, action or proceeding in any such court and (iii) agrees that service of any court paper may be made in such manner as may be provided under applicable Laws or court rules governing service of process. THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE, AND AGREE TO CAUSE THEIR RESPECTIVE AFFILIATES TO WAIVE, THE RIGHT TO TRIAL BY JURY IN ANY SUCH ACTION PERMITTED HEREUNDER.

10.8     Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any term or other provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid, illegal or unenforceable, (a) a suitable and equitable provision shall be substituted therefore in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity, illegality or unenforceability, nor shall such invalidity, illegality or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

10.9     Execution and Delivery. This Agreement may be executed by the Parties in counterparts and may be executed and delivered by facsimile or e-mail transmissions and all such counterparts, (whether original, e-mail or facsimile) together constitute one and the same agreement.

[signature page follows]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by a duly authorized representative of each of VIB and Ampio as of the Effective Date.

AMPIO PHARMACEUTICALS, INC.

By:	/s/ Don Wingerter
Name: Don Wingerter
Title: CEO

VALEANT INTERNATIONAL (BARBADOS) SRL

By:	/s/ Richard K. Masterson
Name: Richard K. Masterson
Title: President and COO

EXHIBIT A

Assumption Agreement

See attached.

ASSUMPTION OF LIABILITIES AGREEMENT

THIS AGREEMENT made this             day of             , 2011

B E T W E E N:

AMPIO PHARMACEUTICALS, INC., a Delaware corporation (hereinafter referred to as “Ampio”)

OF THE FIRST PART

– and –

VALEANT INTERNATIONAL (BARBADOS) SRL, a Barbados international society with restricted liability (hereinafter referred to as “VIB”)

OF THE SECOND PART

WHEREAS pursuant to an Asset Purchase Agreement (the “Purchase Agreement”) between Ampio and VIB, dated December 2, 2011, Ampio agreed, among other things, to assume the Assumed Liabilities (as the term is used in the PurchaseAgreement) of VIB;

AND WHEREAS the PurchaseAgreement calls for the delivery of this Agreement.

NOW THEREFORE, in consideration of these premises, the covenants and agreements hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto covenant and agree as follows:

1.     Capitalized Terms. All capitalized terms not otherwise defined herein shall have the meanings respectively assigned thereto in the Purchase Agreement.

2.     Assignment and Assumption. VIB hereby assigns, transfers, conveys and delivers to Ampio, all of VIB’s right, title and interest in, to and under the Assumed Liabilities, but specifically excluding the Retained Liabilities. Ampio hereby assumes the Assumed Liabilities as part of the consideration being paid in connection with the execution of the PurchaseAgreement and the transactions contemplated thereby and agrees to duly and punctually observe and perform the covenants, provisos and conditions on the part of VIB pertaining to the Assumed Liabilities.Ampioassumes from VIB none of the Retained Liabilities.

3.     Further Assurances. VIB agrees that it will at all times hereafter at the request and expense of Ampio execute and deliver all such instruments of assignment, conveyance, endorsement or authorization and other documents or take such additional action as Ampio may reasonably require.

4.     Enurement. This Agreement shall be binding upon and enure to the benefit of the Parties hereto and their respective successors and permitted assigns.

5.     Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to any conflicts of law principles thereof to the extent such principles would permit or require the application of the laws of another jurisdiction. The Parties consent to the exclusive jurisdiction of the Federal and State courts located in New York City, New York. Each of the Parties (i) consents to the jurisdiction of each such court in any such suit, action or proceeding, (ii) waives any objection that it may have to the laying of venue in any such suit, action or proceeding in any such court and (iii) agrees that service of any court paper may be made in such manner as may be provided under applicable Laws or court rules governing service of process. THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE, AND AGREE TO CAUSE THEIR RESPECTIVE AFFILIATES TO WAIVE, THE RIGHT TO TRIAL BY JURY IN ANY SUCH ACTION PERMITTED HEREUNDER.

6.     Execution and Delivery. This Agreement may be executed by the Parties in counterparts and may be executed and delivered by facsimile or e-mail transmissions and all such counterparts, (whether original, e-mail or facsimile) together constitute one and the same agreement.

[signature page follows]

2

IN WITNESS WHEREOF the Parties hereto have executed this Agreement on the date first above written.

AMPIO PHARMACEUTICALS, INC.

Per:
Name: Title:

VALEANT INTERNATIONAL (BARBADOS) SRL

Per:
Name: Title:

3

EXHIBIT B

Bill of Sale

See attached.

BILL OF SALE

THIS AGREEMENT made this             day of             , 2011

B E T W E E N:

AMPIO PHARMACEUTICALS, INC., a Delaware corporation (hereinafter referred to as “Ampio”)

OF THE FIRST PART

– and –

VALEANT INTERNATIONAL (BARBADOS) SRL, a Barbados international society with restricted liability (hereinafter referred to as “VIB”)

OF THE SECOND PART

WITNESSES THAT:

WHEREAS pursuant to an Asset Purchase Agreement (the “Purchase Agreement”) between Ampio and VIB, dated December 2, 2011, among other things, VIB agreed to sell and Ampio agreed to purchase the Samples and the Tramadol Know-How;

AND WHEREAS the Purchase Agreement calls for the delivery of this Bill of Sale;

NOW THEREFORE, in consideration of these premises, the covenants and agreements hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto covenant and agree as follows:

1.         All capitalized terms not otherwise defined herein shall have the meanings respectively assigned thereto in the Purchase Agreement.

2.          VIB does hereby bargain, sell, assign, transfer, convey, deliver and set over unto Ampio, effective as of the date hereof, all of VIB’s right, title and interest in and to the Samples and the Tramadol Know-How.

3.          Ampio hereby purchases, accepts and acquires from VIB the Samples and the Tramadol Know-How.

4.          The Parties hereto covenant and agree that they will from time to time and at all times hereafter, upon the reasonable request of the other Party but at the expense of the other Party, make, do and execute or cause and procure to be made, done and executed all such further acts, deeds or assurances as may be reasonably required by the other party to carry out the true intent and meaning of this Agreement fully and effectually.

5.          This Agreement shall in no way limit, derogate from or otherwise affect and is without prejudice to the covenants, agreements, representations, warranties, indemnities and obligations contained in the PurchaseAgreement, all of which shall continue in full force and effect for their benefit in accordance with the terms of the PurchaseAgreement.

6.          This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to any conflicts of law principles thereof to the extent such principles would permit or require the application of the laws of another jurisdiction. The Parties consent to the exclusive jurisdiction of the Federal and State courts located in New York City, New York. Each of the Parties (i) consents to the jurisdiction of each such court in any such suit, action or proceeding, (ii) waives any objection that it may have to the laying of venue in any such suit, action or proceeding in any such court and (iii) agrees that service of any court paper may be made in such manner as may be provided under applicable Laws or court rules governing service of process. THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE, AND AGREE TO CAUSE THEIR RESPECTIVE AFFILIATES TO WAIVE, THE RIGHT TO TRIAL BY JURY IN ANY SUCH ACTION PERMITTED HEREUNDER.

7.          This Agreement shall enure to the benefit of and be binding upon the Parties hereto and their respective successors and assigns.

8.          This Agreement may be executed by the Parties in counterparts and may be executed and delivered by facsimile or e-mail transmissions and all such counterparts, (whether original, e-mail or facsimile) together constitute one and the same agreement.

[signature page follows]

2

IN WITNESS WHEREOF VIB and Ampio have duly executed this Bill of Sale as of the date set out above.

AMPIO PHARMACEUTICALS, INC.

Per:
Name: Title:

VALEANT INTERNATIONAL (BARBADOS) SRL

Per:
Name: Title:

3

EXHIBIT C

Contract Assignment and Assumption Agreement

See attached.

CONTRACT ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS AGREEMENT made this             day of             , 2011

BETWEEN:

AMPIO PHARMACEUTICALS, INC., a Delaware corporation (hereinafter referred to as “Ampio”)

OF THE FIRST PART

– and –

VALEANT INTERNATIONAL (BARBADOS) SRL, a Barbados international society with restricted liability (hereinafter referred to as “VIB”)

OF THE SECOND PART

WHEREAS pursuant to an Asset Purchase Agreement (the “Purchase Agreement”) between Ampio and VIB, dated December 2, 2011, VIB agreed, among other things, to assign to Ampio the NDA Agreement (as defined in the Purchase Agreement);

AND WHEREAS the Purchase Agreement calls for the delivery of this Agreement;

NOW THEREFORE, in consideration of these premises, the covenants and agreements hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto covenant and agree as follows:

1.          Capitalized Terms. All capitalized terms not otherwise defined herein shall have the meanings respectively assigned thereto in the Purchase Agreement.

2.          Assignment. In accordance with and subject to the terms of the Purchase Agreement, VIB hereby sells, assigns and transfers to Ampio effective as of the date hereof, the NDA Agreement, together with all of its rights and privileges and benefits to be derived therefrom, including the full power and authority to enforce the performance of the covenants and other matters and things contained in the NDA Agreement.

3.          Assumption. In accordance with and subject to the terms of the Purchase Agreement, Ampio hereby assumes all of VIB’s obligations and liabilities arising under the NDA Agreement arising from and after the Closing Date and agrees to duly and punctually observe and perform the covenants, provisos and conditions on the part of VIB contained in the NDA Agreementarising from and after the Closing Date.

4.          Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to any conflicts of law principles thereof to the extent such principles would permit or require the application of the laws of another jurisdiction. The Parties consent to the exclusive jurisdiction of the Federal and State courts located in New York City, New York. Each of the Parties (i) consents to the jurisdiction of each such court in any such suit, action or proceeding, (ii) waives any objection that it may have to the laying of venue in any such suit, action or proceeding in any such court and (iii) agrees that service of any court paper may be made in such manner as may be provided under applicable Laws or court rules governing service of process. THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE, AND AGREE TO CAUSE THEIR RESPECTIVE AFFILIATES TO WAIVE, THE RIGHT TO TRIAL BY JURY IN ANY SUCH ACTION PERMITTED HEREUNDER.

5.          Further Assurances. VIB agrees that it will at all times hereafter at the request and expense of Ampio execute and deliver all such further assurances in respect of this Agreement as Ampio may reasonably require.

6.          Enurement. This Agreement shall be binding upon and enure to the benefit of the Parties hereto and their respective successors and permitted assigns.

7.          Execution and Delivery. This Agreement may be executed by the Parties in counterparts and may be executed and delivered by facsimile or e-mail transmissions and all such counterparts, (whether original, e-mail or facsimile) together constitute one and the same agreement.

[signature page follows]

2

IN WITNESS WHEREOF the Parties have caused this Agreement to be executed as of the date first above written.

AMPIO PHARMACEUTICALS, INC.

Per:
Name: Title:

VALEANT INTERNATIONAL (BARBADOS) SRL

Per:
Name: Title:

3

EXHIBIT D

Ethypharm Consent

1.         Effective as of the Closing Date, Ethypharm hereby consents to and accepts the assignment by VIB of the NDA Agreement to Ampio.

2.         [***]

IN WITNESS WHEREOF, this Consent To Assignment has been duly executed and delivered by a duly authorized representative of Ethypharm and VIB as of the Closing Date.

ETHYPHARM	VALEANT INTERNATIONAL (BARBADOS) SRL

By:	By:
Name:	Name:
Title:	Title:

*	Confidential Information, indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.